TRxADE GROUP, INC.

Expands its Board of Directors with Appointment of Independent Director

TAMPA, FL – (March 18th  2015) – Trxade Group, Inc., (OTCBB: TRXD) a web-based pharmaceutical marketplace engaged in promoting and enabling trade among independent pharmacies and large pharmaceutical suppliers nationally, announced today the appointment of Fernando Sanchez to the Company's Board of Directors. With this addition, the Trxade Group Board of Directors now comprises four directors; two of whom are independent directors.

"We welcome Mr. Sanchez to the Board of Directors and as a Audit committee Chairman and look forward to working with him to build shareholder value," said Suren Ajjarapu, Chairman of the Board. "We are committed to fostering long-term growth and we believe we have the resources and leadership in place to achieve this goal. We also believe that Trxade Group will benefit from having access to Sanchez's expertise and experience and are excited about this new relationship."

"Trxade Group is a leader in Pharmaceutical Trading platforms with innovative, market-leading technologies, and the Company is well-positioned to take advantage of multiple opportunities," said Donald Fell, Chairman of Nomination Committee. "As members of the Board and Audit Committee Chairman, Mr. Sanchez will work with the other directors and the management team to enhance the value of the Company for all shareholders. Our record shows that our involvement on boards has often created meaningful value for all shareholders. We hope this will continue with Trxade Group."  Mr. Fell added, "Given his experience and deep knowledge in public companies as a CFO, I believe that Mr. Sanchez will be an extremely valuable resource to the Company going forward."

About Fernando Sanchez:

Mr. Sanchez is an accomplished business executive, who has been successful in multiple enterprises--from private start-ups to public major corporations (Medtronic, Cordis, Vodafone). He was one of the lead executives in the initial IPO of Vodafone, a $900 million corporate spin-off, and helped lead its successful ramp-up and sales growth to become the cellphone service leader in Europe.

He was also involved in various leadership positions in the electronics & medical device industry, such as: coronary & peripheral cardiovascular diseases, sports medicine, ear/nose/throat, spinal therapies, metabolic disorders such as obesity and diabetes, data communications/telephony, & wireless/wearable telemetry processors.

Mr. Sanchez has led and implemented strategic initiatives that added several billion dollars in revenue & market capitalization and help create over 10,000 jobs. His strong operational background and experience includes direct responsibilities leading operations in the United States, Costa Rica, France, Mexico, England and Brazil.

Mr. Sanchez has served as member of the Board of Directors at BodyMedia,  a private medical device solution provider for metabolic disorders, member of the Board of Advisors of the Florida Council on Economic Education, a not for profit organization dedicated to promoting economic education and Director of the Miami Rescue Mission, a homeless shelter.  He is an active member of the NACD, National Association of Corporate Directors, currently working on the NACD Governance Fellow credentials.

About Trxade Group, Inc.

Headquartered in Tampa, Florida, Trxade Group, Inc. is a web based market platform that enables trade among healthcare buyers and sellers of pharmaceuticals, accessories and services.  Please visit us at http://www.trxadegroup.com/

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements.

Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. Except as may be required by applicable law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Media Contact: Carol Lucas (800) 261-0281 carol@trxade.com	Investor and Analyst Contact: Howard Doss (941) 228-0162 hdoss@trxade.com	Investor Relations: Capital Group Communications Mark Bernhard (415) 332-7200 Ext. 222 mark@cgcone.com